UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2006

Auxilium Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Valley Stream Parkway, Malvern, Pennsylvania	19355
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (484) 321-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed by Auxilium Pharmaceuticals, Inc. (the “Company”) to supplement the Company’s Current Report on Form 8-K filed on June 26, 2006 (the “Original Report”). The Original Report noted that the Company was discussing the terms of various agreements to be entered into by the Company in connection with the resignation of Gerri Henwood as the Company’s Chief Executive Officer and Interim President and from the Board of Directors of the Company (the “Board”) and the appointment of Armando Anido as the Company’s Chief Executive Officer and President and to the Board. On June 27, 2006, the Company entered into an Employment Agreement and a Relocation Assistance Agreement with Mr. Anido and a Separation Agreement and General Release and Consulting Agreement with Ms. Henwood. This Current Report summarizes certain terms of these agreements.

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement with Armando Anido.

On June 27, 2006, the Company entered into an employment agreement (the “Employment Agreement”) with Armando Anido pursuant to which Mr. Anido will serve as the Company’s Chief Executive Officer and President. The Employment Agreement is effective as of July 17, 2006. The Employment Agreement provides that Mr. Anido shall receive an initial annual base salary of $450,000 which will be reviewed annually for appropriate increases by the Board or by the Board’s Compensation Committee. In addition, Mr. Anido will be granted a non-qualified option to purchase 500,000 shares of the Company’s common stock at an exercise price per share equal to the last reported sale price of a share of the Company’s common stock on the NASDAQ National Market on July 17, 2006. The option vests 25% on July 17, 2007 (one year after the date of grant) with the balance vesting in three equal annual installments thereafter. The option is governed by the Company’s standard form nonqualified stock option agreement, including provision for automatic acceleration upon a change of control of the Company. Mr. Anido will also be granted 200,000 shares of restricted stock. The restrictions on these shares will lapse as follows: (i) 40,000 shares on July 17, 2007, (ii) 40,000 shares on July 17, 2008, (iii) 40,000 shares on July 17, 2009, and (iv) 80,000 shares on July 17, 2010.

The Employment Agreement provides that Mr. Anido will be entitled to participate in all incentive compensation plans that the Company establishes and that his guaranteed bonus for 2006 is $146,250. Mr. Anido’s bonus eligibility after 2006 shall be 65% of his then base salary, of which the Company may pay 0% to 200% subject to achievement of goals to be set by the Board or the Board’s Compensation Committee. Mr. Anido is also eligible for benefits and participation in the Company’s employee benefit plans to the same extent as other employees. Participation in employee benefits plans will be subject to the terms of the benefit plans in effect from time to time.

The Employment Agreement may be terminated by the Company at any time for cause or upon 30 days written notice without cause. If the Company terminates Mr. Anido’s employment without cause, the Company will be obligated to pay Mr. Anido severance in an amount equal to (a) Mr. Anido’s base salary in effect at the time of his termination, plus (b) the higher of (i) his average annual bonus for the two fiscal years preceding his termination or (ii) his most recent annual bonus. The severance amount shall be paid in equal monthly installments over the twelve-month period following his termination. The Company would also be obligated to pay for Mr. Anido’s and, where applicable, his spouse’s and dependents’ continued participation in the Company’s group medical, dental and prescription drug programs during the twelve-month period following his termination. Additionally, all outstanding stock options held by Mr. Anido at the date of his termination that would have become exercisable during the twelve-month period following his termination shall become fully exercisable on the date of such termination and all restricted stock units, the restrictions on which would have lapsed during the twelve-month period following Mr. Anido’s termination, shall become fully vested and exercisable as of the date of such termination.

Notwithstanding the foregoing, if a change of control occurs during the employment term and Mr. Anido’s employment is terminated without cause at any time, or he resigns for good reason, during the one-year period following the change of control, Mr. Anido will be entitled to the following change of control severance benefits:

•	a lump sum payment equal to 1.5 times his base salary in effect at the time of employment is terminated plus 1.5 times his average annual bonus for the two fiscal years preceding his termination or his most recent bonus, whichever is higher;

•	continued participation, at the Company’s cost, in the Company’s group medical, dental and prescription drug programs during the 18-month period after his employment is terminated; and

•	immediate vesting of all outstanding options and stock awards.

If payments become due as a result of a change of control and the excise tax imposed by Internal Revenue Code Section 4999 applies, the terms of the Employment Agreement require the Company to pay Mr. Anido the amount of this excise tax plus the amount of income and other taxes due as a result of the payment of the amount of the excise tax.

Additionally, the Employment Agreement includes non-competition, confidentiality, development assignment and non-solicitation covenants. For a period of one year after termination of Mr. Anido’s employment for any reason, he may not directly or indirectly engage in any business or other activity in the U.S. and Canada that competes directly with the Company in the sale of pharmaceutical or other products being manufactured, marketed, distributed or developed by the Company at the time of termination of his employment. The Employment Agreement also provides that Mr. Anido must disclose and assign all developments discovered in connection with his employment, and that for the one-year period after termination of his employment for any reason, he may not solicit the Company’s principal customers, encourage any principal customer to reduce its patronage of the Company, or solicit or recruit the Company’s employees.

The foregoing is a summary description of certain terms of the Employment Agreement and, by its nature, is incomplete. The Company will file the Employment Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending on June 30, 2006. All readers are encouraged to read the Employment Agreement when it is filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.”

Relocation Assistance Agreement with Armando Anido.

In order to assist Mr. Anido with his relocation to the Malvern, Pennsylvania area, on June 27, 2006, the Company and Mr. Anido entered into an agreement (the “Relocation Assistance Agreement”) to reimburse Mr. Anido for certain relocation expenses. Pursuant to the terms of the Relocation Assistance Agreement, the Company agreed to reimburse Mr. Anido for transportation and rental car expenses incurred by Mr. Anido and his spouse for up to two trips not exceeding seven days in total for the purpose of searching for a home. The Company also agreed to reimburse Mr. Anido for certain expenses related to the sale of Mr. Anido’s current home, including but not limited to, commissions paid to a real estate broker, appraisal fees, reasonable attorney’s fees directly related to the sale and closing and transfer fees. The Company further agreed to reimburse Mr. Anido for certain expenses related to the purchase of his new home, including but not limited to, attorney’s fees related to normal closing services, mandated appraisal and inspections and other closing costs which are normally charged to a buyer. The Company will also provide Mr. Anido with reimbursement payments for temporary living expenses for up to 60 days during Mr. Anido’s move as well as the costs of transporting the household and personal effects of Mr. Anido and his family. Lastly, the Company will make a one-time payment in the amount of $10,000 to Mr. Anido for incidental relocation expenses no later than August 15, 2006.

Some of the reimbursements and allowances provided by the Company under the Relocation Assistance Agreement will be taxable income to Mr. Anido. The terms of the Relocation Assistance Agreement require the Company to pay Mr. Anido an amount equal to the estimated tax liability (federal, state, and local) for such reimbursements and allowances. This payment will be made so long as Mr. Anido remains in the employ of the Company for 26 weeks following July 17, 2006.

The foregoing is a summary description of certain terms of the Relocation Assistance Agreement and, by its nature, is incomplete. The Company will file the Relocation Assistance Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending on June 30, 2006. All readers are encouraged to read the Relocation Assistance Agreement when it is filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.”

Separation Agreement and General Release with Gerri A. Henwood

On June 27, 2006, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Gerri A. Henwood, pursuant to which Ms. Henwood will cease to be the Company’s Chief Executive Officer and Interim President. The Separation Agreement is effective July 17, 2006. In accordance with the terms and conditions of the Separation Agreement, Ms. Henwood will receive severance payments in the gross amount of $270,300, payable in eight equal installments with the full amount having been paid no later than March 1, 2007, and a payment of $105,116 as a prorated bonus for achievements in 2006. The Separation Agreement further provides that the Company will assign the existing term life policy it has on Ms. Henwood to her on March 1, 2007 and pay Ms. Henwood a lump sum amount sufficient to pay the premium owed for said term life policy through July 17, 2007. The Company will also pay any premium due and payable on the long term disability policy that Ms. Henwood holds in her name through March 1, 2007, at which time the Company will pay Ms. Henwood a lump sum amount sufficient to pay the premium owed for said long term disability policy through July 17, 2007. Ms. Henwood will also receive 12 months of medical, dental and prescription drug coverage and accrued but unused vacation benefits.

Pursuant to the terms of the Separation Agreement, all of Ms. Henwood’s options to purchase the Company common stock will vest as of the date of the Separation Agreement, except for those options granted to Ms. Henwood on June 6, 2006, with the right to exercise those vested options until June 13, 2007. Also pursuant to the Separation Agreement, all of Ms. Henwood’s unvested restricted stock will vest as of July 17, 2006.

Ms. Henwood remains bound by the non-competition, confidentiality, development assignment and non-solicitation covenants contained in her Employment Agreement, dated as of June 5, 2004.

The foregoing is a summary description of certain terms of the Separation Agreement and, by its nature, is incomplete. The Company will file the Separation Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending on June 30, 2006. All readers are encouraged to read the Separation Agreement when it is filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.”

Consulting Agreement with Gerri A. Henwood

Also, on June 27, 2006, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Ms. Henwood, pursuant to which Ms. Henwood will work for the Company on a substantial but less than full-time basis as an independent contractor consultant concentrating on a variety of matters related to the Company’s business. The Consulting Agreement is effective July 17, 2006 and shall continue until March 15, 2007. For her services, the Company will pay Ms. Henwood $162,100, payable as a monthly retainer of $20,262.50.

Pursuant to the Consulting Agreement, Ms. Henwood is obligated to maintain the confidentiality of the Company’s confidential information. The Consulting Agreement further provides that the Company shall own, and Ms. Henwood shall assign to the Company, all intellectual property and intellectual property rights that (i) result from Ms. Henwood’s performance of her services under the Consulting Agreement, (ii) relate to Ms. Henwood’s work or business with the Company, or (iii) that result from or are based on the Company’s confidential information or from the use of the Company’s premises or personal property owned, leased or contracted for by the Company.

Either party may terminate the Consulting Agreement at any time and for any reason upon a minimum of 30 days’ prior notice to the other party. In the event of any such early termination, the Company shall pay any amounts still owing to Ms. Henwood under the Consulting Agreement as if the Consulting Agreement was terminated on March 15, 2007.

The foregoing is a summary description of certain terms of the Consulting Agreement and, by its nature, is incomplete. The Company will file the Consulting Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending on June 30, 2006. All readers are encouraged to read the Consulting Agreement when it is filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.”

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company previously announced the resignation of Gerri Henwood as the Company’s Chief Executive Officer and Interim President and from the Board and the appointment of Armando Anido as its Chief Executive Officer and President and to the Board, effective July 17, 2006. On June 27, 2006, the Company entered into a Separation Agreement and Consulting Agreement with Ms. Henwood and an Employment Agreement and a Relocation Assistance Agreement with Mr. Anido. Summary descriptions of certain terms of these agreements are set forth in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report and are incorporated into this Item 5.02 by reference. Such descriptions are summaries of certain terms of the Separation Agreement Consulting Agreement, Employment Agreement and Relocation Assistance Agreement and, by their nature, are incomplete. The Company will file the Separation Agreement, Consulting Agreement, Employment Agreement and Relocation Assistance Agreement as exhibits to its Quarterly Report on Form 10-Q for the quarterly period ending on June 30, 2006. All readers are encouraged to read these agreements when they are filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: June 30, 2006	By:	/s/ Jennifer Evans Stacey
	Name:	Jennifer Evans Stacey, Esq.
	Title:	Executive Vice President, General Counsel, Human Resources and Secretary